                                  Exhibit FS-2


                            CONECTIV AND SUBSIDIARIES
             ACTUAL AND PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2000
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                                             PRO FORMA
                                                                               ACTUAL       ADJUSTMENTS      PRO FORMA
                                                                               ------       -----------      ---------
OPERATING REVENUES
       Electric                                                               $2,777,571                     $2,777,571
       Gas                                                                     1,303,501                      1,303,501
       Other services                                                            583,625                        583,625
                                                                             -----------    -----------    ------------
                                                                               4,664,697              -       4,664,697
                                                                             -----------    -----------    ------------

OPERATING EXPENSES
       Electric fuel and purchased energy and capacity                         1,494,353                      1,494,353
       Gas purchased                                                           1,232,668                      1,232,668
       Other services' cost of sales                                             488,301                        488,301
       Special charges                                                            25,162                         25,162
       Operation and maintenance                                                 654,528                        654,528
       Depreciation and amortization                                             260,982                        260,982
       Taxes other than income taxes                                              89,340                         89,340
                                                                             -----------    -----------    ------------
                                                                               4,245,334              -       4,245,334
                                                                             -----------    -----------    ------------
OPERATING INCOME                                                                 419,363              -         419,363
                                                                             -----------    -----------    ------------

OTHER INCOME                                                                      90,181                         90,181
                                                                             -----------    -----------    ------------

INTEREST EXPENSE
       Interest charges                                                          219,040         94,600(2)      313,640
       Allowance for borrowed funds used during
            construction and capitalized interest                                (8,498)                         (8,498)
                                                                             -----------    -----------    ------------
                                                                                 210,542         94,600         305,142
                                                                             -----------    -----------    ------------

PREFERRED STOCK DIVIDEND
       REQUIREMENTS OF SUBSIDIARIES                                               20,319                         20,319
                                                                             -----------    -----------    ------------

INCOME BEFORE INCOME TAXES AND
       EXTRAORDINARY ITEM                                                        278,683       (94,600)         184,083

INCOME TAXES, EXCLUDING INCOME TAXES
       APPLICABLE TO EXTRAORDINARY ITEM                                          124,884       (33,110)(3)       91,774
                                                                             -----------    -----------    ------------

INCOME BEFORE EXTRAORDINARY ITEM                                                 153,799       (61,490)          92,309

EXTRAORDINARY ITEM (NET OF $28,061 OF INCOME TAXES)                             (40,612)                       (40,612)
                                                                             -----------    -----------    ------------

NET INCOME (LOSS)                                                               $113,187      $(61,490)         $51,697
                                                                             ===========    ===========    ============

         (Continued on page 2)

                                  Exhibit FS-2

                            CONECTIV AND SUBSIDIARIES
             ACTUAL AND PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2000
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

         (Continued from page 1)

                                                                                                         PRO FORMA
                                                                                         ACTUAL         ADJUSTMENTS     PRO FORMA
                                                                                         ------         -----------     ---------
EARNINGS (LOSS) APPLICABLE TO:
       Common stock
          Income before extraordinary item                                                 $152,240       $(61,490)        $90,750
          Extraordinary item, net of income taxes                                          (29,108)                        (29,108)
                                                                                    ---------------    ------------    -----------
             Total                                                                         $123,132       $(61,490)        $61,642
                                                                                    ===============    ============    ===========
       Class A common stock
          Income before extraordinary item                                                   $1,559                         $1,559
          Extraordinary item, net of income taxes                                          (11,504)                       (11,504)
                                                                                    ---------------    ------------    -----------
             Total                                                                         $(9,945)                       $(9,945)
                                                                                    ===============    ============    ===========

AVERAGE SHARES OUTSTANDING (000)
       Common stock                                                                          84,741                         84,741
       Class A common stock                                                                   5,742                          5,742

EARNINGS (LOSS) PER AVERAGE SHARE--BASIC AND DILUTED
       Common stock
          Before extraordinary item                                                           $1.79                          $1.07
          Extraordinary item                                                                 (0.34)                         (0.34)
                                                                                    ---------------                    -----------
             Total                                                                            $1.45                          $0.73
                                                                                    ===============                    ===========
       Class A common stock
          Before extraordinary item                                                           $0.27                          $0.27
          Extraordinary item                                                                 (2.00)                         (2.00)
                                                                                    ---------------                    -----------
             Total                                                                          $(1.73)                        $(1.73)
                                                                                    ===============                    ===========

DIVIDENDS DECLARED PER SHARE
          Common stock                                                                       $0.880                         $0.880
          Class A common stock                                                               $3.200                         $3.200




PRO FORMA NOTES                                                                                                       Exhibit FS-2
                                                                                                                        ($000's)
                                                                                                                      ------------
(1)       Represents the issuance of short-term debt in the amount necessary to increase the short-term debt of Conectiv, the holding company, to the
          $2.0 billion requested authorization. The short-term debt balance also includes $66.5 million for Haymoor, LLC and $0.3 million for a subsidiary of Conectiv Solutions. As discussed in Conectiv's Form U-1 dated March 31, 2000, Haymoor LLC is a third party intermediary which was formed to facilitate a like-kind exchange. In accordance with generally accepted accounting principles, Haymoor LLC and its subsidiary Conectiv Energy Inc. are included in Conectiv's consolidated financial statements.
          The proceeds from the issuance of the short-term debt were assumed to be used to purchase $1.0 billion of utility property and $351.426 million of highly liquid investments with maturities of less than three months.

(2)       Represents the yearly interest expense on the additional short-term
          debt at 7%.                                                                                                    $1,351,426
                                                                                                                                  7%
                                                                                                                        -----------
                                                                                                                            $94,600
                                                                                                                        ===========

(3)       Represents the federal tax benefit, at 35%, of the additional interest
          expense.                                                                                                          $94,600
                                                                                                                                 35%
                                                                                                                        -----------
                                                                                                                            $33,110
                                                                                                                        ===========